EXHIBIT  23

                    CONSENT  OF  INDEPENDENT  ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Policy Management Systems Corporation Restricted Stock Ownership Plan on Form S-8 of our report dated February 10, 1998, on our audits of the consolidated financial statements of Policy Management Systems Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in Policy Management Systems Corporation's 1997 Annual Report on 10-K incorporated by reference herein.




PricewaterhouseCoopers,  LLP

Atlanta,  Georgia
November  12,  1998